                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into as of October 26, 2000, by and among NETWORK SYSTEMS INTERNATIONAL, INC., a Nevada corporation ("NESI"), NESI ACQUISITION, CORP., a Virginia corporation and a wholly-owned subsidiary of NESI ("Merger Sub"), INTERLAN COMMUNICATIONS, INC., a Virginia corporation ("INTERLAN") and G. ANTHONY MUNNO, BRIAN IANNIELLO and MARTIN CARTER (each of whom is a stockholder of INTERLAN, and who are collectively referred to herein as the "Principals" and each individual is referred to as a "Principal").

                                    RECITALS


         The parties intend that, subject to the terms and conditions of this
Agreement:

         Merger Sub will merge with and into INTERLAN in a statutory merger, with INTERLAN to be the corporation surviving the Merger (as defined below), all pursuant to the terms and conditions of this Agreement and a Plan of Merger in the form of Exhibit "A" attached hereto (the "Plan of Merger") and the applicable provisions of the law of the State of Virginia.

         Upon the effectiveness of the Merger, all of the outstanding capital stock of INTERLAN will be converted into shares of NESI Common Stock, as provided in this Agreement and the Plan of Merger. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by virtue of the provisions of Section 368(a)(2)(E) of the Code.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

         1.1 "NESI COMMON STOCK" means the Common Stock of NESI, $.001 par value per share.

         1.2 "INTERLAN COMMON STOCK" means the Common Stock of INTERLAN, $1.00 par value per share.

         1.3 "EFFECTIVE TIME" means the time and date on which a Certificate of Merger (the "Certificate of Merger") has been filed with the State Corporation Commission of the State of Virginia and the Merger becomes effective under Virginia law.

         1.4 "MERGER" means the statutory merger of Merger Sub with and into INTERLAN in a reverse triangular merger pursuant to this Agreement and the Plan of Merger.


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         Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 have the meanings assigned to such terms in this Agreement.


2. PLAN OF REORGANIZATION

         2.1 THE MERGER. At the Effective Time, Merger Sub will be merged with and into INTERLAN pursuant to this Agreement and the Plan of Merger and in accordance with applicable provisions of the laws of the State of Virginia. Each share of INTERLAN Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into such number of shares and cash consideration as is shown on Exhibit 2.1.

         2.2 ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time, NESI or INTERLAN recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares, securities convertible into shares or other property, then the number of shares of NESI Common Stock into which each share of INTERLAN Common Stock is to be converted ill be adjusted appropriately.

         2.3 FRACTIONAL SHARES. No fractional shares of NESI Common Stock will be issued in connection with the Merger, but in lieu thereof, the holders of INTERLAN Common Stock who would otherwise be entitled to receive a fraction of a share of NESI Common Stock will receive an additional share of NESI Common Stock.

         2.4 OPTIONS; OTHER SECURITIES. No shares of NESI Common Stock (or any other securities of NESI) shall be issued or issuable with respect to options to purchase INTERLAN Common Stock or with respect to any other equity securities of INTERLAN (including warrants), other than INTERLAN Common Stock, and all such options or other equity securities shall be canceled at the Effective Time.

         2.5 EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of the Merger Sub will cease and Merger Sub will be merged with and into INTERLAN, and INTERLAN will be the surviving corporation of the Merger, pursuant to the terms of the Plan of Merger; (b) the Certificate of Incorporation and Bylaws of INTERLAN will continue unchanged to be the Certificate of Incorporation and Bylaws of the surviving corporation of the Merger; (c) each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into one share of INTERLAN; (d) the directors and certain officers of NESI shall become the directors and officers of the surviving corporation as set forth in the Plan of Merger; (e) each share of INTERLAN Common Stock outstanding immediately prior to the Effective Time will be converted into the right


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to receive that number of shares of NESI Common Stock as provided in Section
2.1; and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

         2.6 FURTHER ASSURANCES. Each of INTERLAN and the Principals agree that if, at any time after the Effective Time, NESI considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in NESI title to any property or rights of INTERLAN, NESI and its officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in NESI and otherwise carry out the purpose of this Agreement, in the name of INTERLAN or otherwise.

         2.7 SECURITIES LAW COMPLIANCE. NESI will issue the shares of NESI Common Stock in the Merger pursuant to the "private placement" exemption from registration under Section 4(2) of, or Regulation D promulgated under, the Securities Act of 1933, as amended (the "Securities Act"), and the shares received by the Principals in the Merger will therefore be restricted securities within the meaning of Rule 144 of the Securities Act, and certificates evidencing such shares will bear a restrictive legend evidencing that fact.

         2.8 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties have negotiated the Merger on an arm's-length basis, and on the premise that the value of the NESI Common Stock plus the cash payment received in the Merger is equal to the value of the INTERLAN Common Stock to be surrendered in exchange therefor. In addition, NESI and the Principals represent that now, and as of the Effective Time, each of them presently intends to continue INTERLAN's historic business or use a significant portion of INTERLAN's business assets in a business. The provisions and representations contained in this paragraph shall survive until the expiration of the applicable statute of limitations.


3. REPRESENTATIONS AND WARRANTIES OF INTERLAN AND PRINCIPALS

         Each of the Principals and INTERLAN, jointly and severally, hereby represents and warrants to NESI as follows:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. INTERLAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. INTERLAN is not qualified as a foreign corporation in any other jurisdiction, and there is no jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of INTERLAN.


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         3.2      POWER, AUTHORIZATION AND VALIDITY.

                  3.2.1 INTERLAN and each Principal has the corporate or other right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and all agreements to which INTERLAN or such Principal is or will be a party that are required to be executed at the Closing (defined below) pursuant to this Agreement (the "INTERLAN Ancillary Agreements"). The execution, delivery and performance of this Agreement and the INTERLAN Ancillary Agreements to which INTERLAN is a party have been duly and validly approved and authorized by the Board of Directors of INTERLAN. The Merger has been approved by all of the stockholders of INTERLAN.

                  3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable INTERLAN and the Principals to enter into, and to perform its obligations under, this Agreement and the INTERLAN Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the State Corporation Commission of the State of Virginia , (b) the filing of appropriate documents with the relevant authorities of other states in which INTERLAN is qualified to do business, if any, and (c) such filings as may be required to comply with federal and state securities laws.

                  3.2.3 This Agreement and the INTERLAN Ancillary Agreements are, or when executed by INTERLAN and/or the Principals, as applicable, will be, valid and binding obligations of INTERLAN and/or the Principals, as applicable, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

         3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of INTERLAN consists of 15,000 shares of INTERLAN Common Stock, $1.00 par value, of which 14,000 shares are issued and outstanding. All issued and outstanding shares of INTERLAN Common Stock have been duly authorized and validly issued, are fully paid and nonassessable (except as provided in the State of Virginia's Business Corporation Statutes, are not subject to any right of rescission, and have been offered, issued, sold and delivered by INTERLAN, in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Schedule 3.3 of the INTERLAN Schedule of Exceptions sets forth a true, correct and complete list of all holders of INTERLAN Common Stock at Closing. There will be no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of INTERLAN's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of INTERLAN capital stock or obligating INTERLAN to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid at Closing. There will be no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws)


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applicable to any of INTERLAN's outstanding securities. INTERLAN is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued. All holders of INTERLAN Common Stock reside in the State of Virginia.

         3.4 SUBSIDIARIES. INTERLAN does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

         3.5 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any INTERLAN Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Certificate of Incorporation or Bylaws of INTERLAN, as currently in effect, (b) in any material respect, any Material Agreement (as defined in Section 3.11) to which INTERLAN is a party or by which INTERLAN or the Principals or his, her or its assets or properties are bound, or (c) to the knowledge of INTERLAN and the Principals, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to INTERLAN or the Principals, or their respective assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

         3.6 LITIGATION. There is no action, proceeding, claim or investigation pending against INTERLAN or any Principal before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to INTERLAN or a Principal, would have a Material Adverse Effect, and, to the best of INTERLAN's and the Principals' knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of INTERLAN's and the Principals' knowledge, no reasonable basis for any stockholder or former stockholder of INTERLAN, or any other person, firm, corporation or entity, to assert a claim against INTERLAN, any Principal or NESI based upon: (a) ownership or rights to ownership of any shares of INTERLAN Common Stock, (b) any rights as or to become a holder of securities of INTERLAN, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among INTERLAN and any of its stockholders or former stockholders or option holders or former option holders.

         3.7 TAXES. For purposes of this Section 3.7, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value-added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated taxes, interest, penalties, additions to tax and interest on any such penalties and additions to tax. For purposes of this
Section 3.7, the terms "Return" and "Returns" include all federal, state, local and foreign tax returns, estimates, information statements and reports required to be filed by INTERLAN with respect to its income, assets or operations.

                  3.7.1 INTERLAN has or will have filed all Returns for tax periods ending before the Effective Time, other than where a failure to file a return did not or would not have a Material


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Adverse Effect. All such Returns that have been filed were (as filed or after timely amendment) true, correct and complete in all material respects.

                  3.7.2 INTERLAN has paid or deposited in full all taxes due and owing or shown to be due on the Returns filed by INTERLAN (including required estimated tax payments with respect thereto), except where a failure to pay a tax in full did not or would not have a Material Adverse Effect. INTERLAN has established a proper and adequate accrual or reserve on the INTERLAN Financial Statements (as defined below) for all taxes not yet due and owing, whether or not shown or required to be shown on any Return, except where a failure to establish such an accrual or reserve did not or would not have a Material Adverse Effect.

                  3.7.3 Neither INTERLAN nor any of the Principals is aware of any pending or threatened claim or assessment in writing with respect to any deficiencies for any tax against INTERLAN by any taxing authority. INTERLAN has not executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). Neither INTERLAN nor any of the Principals has received any written notification, or is otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding INTERLAN.

                  3.7.4 There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of INTERLAN or the Principals and relating or attributable to taxes, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect.

         3.8 FINANCIAL STATEMENTS. INTERLAN has delivered to NESI, INTERLAN's balance sheet and income statement for the year ending December 31, 1999 as well as its balance sheet and income statement for the period ending July 31, 2000 (collectively, the "INTERLAN Financial Statements"). The INTERLAN Financial Statements (a) are in accordance with the books and records of INTERLAN, (b) fairly present the financial condition of INTERLAN at the dates therein indicated and the results of operations for the periods therein specified, and
(c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the INTERLAN Financial Statements, to normal recurring year-end adjustments and the absence of any notes thereto. INTERLAN does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the INTERLAN Financial Statements, except for those that may have been incurred after the date of the INTERLAN Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

         3.9 TITLE TO PROPERTIES. INTERLAN has good and marketable title to all of its tangible assets as shown on the INTERLAN Financial Statements Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. All machinery and equipment included in such properties is in


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
good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which INTERLAN is a party are fully effective. To the knowledge of INTERLAN and each of the Principals, INTERLAN is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect), or has received any notice of such violation with which it has not complied or had waived.

         3.10 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 3.10, since July 31, 2000 other than actions required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to INTERLAN:

                  (a) any change in the financial condition, properties, assets, liabilities, business or operations of INTERLAN which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or, to the knowledge of INTERLAN and the Principals, will have a Material Adverse Effect;

                  (b) any contingent liability incurred by INTERLAN as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $10,000 individually or $25,000 in the aggregate;

                  (c) any mortgage, encumbrance or lien placed on any of the properties of INTERLAN, which mortgage, encumbrance or lien is in excess of $10,000 individually or $25,000 in the aggregate;

                  (d) any obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $10,000 individually or $25,000 in the aggregate;

                  (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, other than in the ordinary course, of any of the properties or assets of INTERLAN, which purchase, sale, other disposition or other arrangement is in excess of $10,000 individually or $25,000 in the aggregate;

                  (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

                  (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of INTERLAN, any split, combination or recapitalization of the capital stock of INTERLAN or any direct or indirect redemption, purchase or other acquisition of the capital stock of INTERLAN;


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                  (h) any labor dispute or claim of unfair labor practices or, other than changes in the ordinary course of business, consistent with past practice, any change in the compensation payable or to become payable to INTERLAN's officers, employees or agents, any bonus payment or arrangement made to or with any of such officers, employees or agents or any employee terminations or resignations;

                  (i) any declaration or payment of an extraordinary dividend, within the meaning of Section 1059(c) of the Code;

                  (j) any payment or discharge of a lien or liability thereof which lien was not either shown on the INTERLAN Financial Statements or incurred in the ordinary course of business thereafter; or

                  (k) any material transaction with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

         3.11 MATERIAL AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth on Schedule 3.11 of the INTERLAN Schedule of Exceptions and other than this Agreement and the INTERLAN Ancillary Agreements, neither INTERLAN nor any Principal is on the date hereof a party or subject to any oral or written contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of INTERLAN (each a "Material Agreement"), including, but not limited to any:

                  (a) Contract, commitment, letter contract or purchase order providing for payments by or to INTERLAN in an aggregate amount of (1) $25,000 or more in the ordinary course of business to any one vendor or customer; or (2) $10,000 or more not in the ordinary course of business to any one vendor or customer;

                  (b) License agreement as licensor or licensee with annual fees in excess of $25,000;

                  (c) Consulting, development or similar agreement under which INTERLAN currently provides or will provide any custom software development, training, documentation, personnel placements, advice, consulting services or other products or services to a customer of INTERLAN (collectively, the "Current Service Agreements");

                  (d) Contract for the current or future sale, provision or manufacture of products (including computer software), material or supplies from INTERLAN or in which INTERLAN has granted or received distribution rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory (collectively, "Current Sales Agreements," together with the Current Service Agreements, the "Customer Agreements");


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                  (e) Contract or commitment for the employment of any officer, employee or consultant of INTERLAN or any other type of contract or understanding with any officer, employee or consultant of INTERLAN which is not immediately terminable by INTERLAN without cost or other liability;

                  (f) Agreement for the lease of real or personal property involving annual payments by or to INTERLAN in an amount of $25,000 or more;

                  (g) Joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

                  (h) Written dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the ongoing distribution of any products or services of INTERLAN;

                  (i) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the INTERLAN Financial Statements;

                  (j) Stock redemption or purchase agreement yet to be performed.

                  All Material Agreements constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are and will, immediately after the Effective Time, be in full force and effect. Neither INTERLAN nor the Principals is, nor, to the best knowledge of INTERLAN and the Principals, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. Neither INTERLAN nor the Principals is a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect. INTERLAN has no material liability for renegotiation of government contracts or subcontracts, if any.

         3.12 COMPLIANCE WITH LAWS. INTERLAN has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect). INTERLAN has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to INTERLAN or any Principal, would result in any Material Adverse Effect.

         3.13 CERTAIN TRANSACTIONS AND AGREEMENTS. None of the executive officers, directors or affiliates (as that term is defined in Rule 405 under the Securities Act) of INTERLAN (each, a "Insider") nor any member of their immediate families is or has been directly or indirectly interested in any contract or informal arrangement with INTERLAN within the last three years, except for compensation as an officer, director or employee of INTERLAN. None of the Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of INTERLAN, except for the normal rights of a stockholder.

         3.14     EMPLOYEES, ERISA AND OTHER COMPLIANCE.

                  3.14.1 INTERLAN has complied with all applicable agreements, laws, rules and regulations relating to the employment of labor, including those related to wages, hours and payroll taxes. INTERLAN has withheld and remitted to the proper Governmental Authorities all amounts required by law or agreement to be withheld from wages or salaries of its employees and is not liable for any arrearage of wages or any Taxes or penalties for failure to comply with any of the foregoing. INTERLAN has had no labor troubles in the sense that within the last twelve (12) months there have been no strikes, work stoppages, slowdowns, threatened unfair labor practice charges or other material controversies pending or threatened by any of its employees; and INTERLAN has not entered into any collective bargaining agreement and no union represents, or in the past twelve
(12) months has demanded or requested to represent or is currently attempting to represent, any of the employees of INTERLAN. Except as set forth on Schedule
3.11 of the INTERLAN Schedule of Exceptions, INTERLAN has not promulgated any policy or entered into any agreement relating to the payment of any medical insurance premium, retirement pay, severance pay, vacation pay or sick leave to any present or former employees of INTERLAN.

                  3.14.2 All employee profit-sharing, incentive, deferred compensation, welfare, pension, retirement, group insurance, bonus, severance and other employee benefit plan, arrangement or agreement (oral or written), regardless of whether any such plan, arrangement or agreement is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained or previously maintained or contributed to or previously contributed to by INTERLAN for the benefit of current or former personnel ("Employee Plans"), by their terms and operation are in material compliance with all applicable laws (including, but not limited to, ERISA and the Code). There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) or, to INTERLAN's knowledge, no set of circumstances exist which may reasonably give rise to such a claim against any Employee Plan or administrator or fiduciary of any such Employee Plan.

                  3.14.3 To the knowledge of INTERLAN and the Principals and except for matters which would not have a Material Adverse Effect, no employee of INTERLAN is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject INTERLAN to any material liability.

         3.15 DISCLOSURE. To the knowledge of INTERLAN and the Principals, neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by INTERLAN or the Principals to NESI under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

         3.16 INSURANCE. INTERLAN maintains and at all times during the prior three years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

         3.17 ENVIRONMENTAL MATTERS. To the best of INTERLAN's and Principal's knowledge, during the period that INTERLAN has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by INTERLAN, or to INTERLAN's and the Principals' knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. INTERLAN and the Principals have no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to INTERLAN having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect. For the purposes of this Agreement, the terms "disposal" and "release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"). For the purposes of this Agreement, "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Section 1801 et seq.; (iii) the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; (iv) the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq.; (v) any applicable federal, state or local statute or ordinance that has a scope or purpose similar to those identified above; or (vi) regulations promulgated under any of the laws or statutes identified above.

         3.19 BOOKS AND RECORDS. The books, records and accounts of INTERLAN (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of INTERLAN, and (d) accurately and fairly reflect the basis for the INTERLAN Financial Statements.

4.       REPRESENTATIONS AND WARRANTIES OF NESI AND MERGER SUB

         NESI and Merger Sub hereby jointly and severally represent and warrant as follows:

         4.1.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. NESI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted and as proposed to be conducted. Merger Sub was formed on October 17, 2000 and has conducted no business or operations prior to the date hereof. NESI is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of NESI and its subsidiaries taken as a whole (for purposes of this Sections 4 and 6, a "Material Adverse Effect").

         4.2      POWER, AUTHORIZATION AND VALIDITY.

                  4.2.1 Each of NESI and Merger Sub has the corporate right, power, legal capacity and authority to enter into and perform his or its respective obligations under this Agreement, and all agreements to which NESI and Merger Sub are or will be a party that are required to be executed pursuant to this Agreement (the "NESI Ancillary Agreements"). The execution, delivery and performance of this Agreement and the NESI Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of each of NESI and Merger Sub.

                  4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable either of NESI or Merger Sub to enter into, and to perform his or its respective obligations under, this Agreement and the NESI Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the State Corporation Commission of the State of Virginia, (b) the filing of appropriate documents with the relevant authorities of other states in which NESI is qualified to do business, if any, and (c) such filings as may be required to comply with federal and state securities laws.

                  4.2.3 This Agreement and the NESI Ancillary Agreements are, or when executed by NESI and Merger Sub, as applicable, will be, valid and binding obligations of both of NESI and Merger Sub, as applicable, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

         4.3 CAPITALIZATION. The capitalization of NESI and Merger Sub consist of the following:

                  4.3.1 NESI CAPITAL STOCK. A total of 100,000,000 authorized shares of Common Stock, $0.001 par value per share (the "Common Stock"), of which 9,989,171 shares are outstanding as of the date of this Agreement. All issued and outstanding shares of NESI capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by NESI in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

                  4.3.2 MERGER SUB. A total of Two Thousand (2,000) authorized shares of Common Stock $1.00 par value per share for Merger Sub, Two Thousand (2,000) of which are validly issued, outstanding, fully paid and nonassessable.

         4.4 NO VIOLATION OF EXISTING AGREEMENTS. Neither the execution and delivery of this Agreement or any NESI Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Articles or Certificate of Incorporation or Bylaws of NESI and Merger Sub, as currently in effect, (b) in any material respect, any material instrument or contract to which NESI and Merger Sub is a party or by which any of their assets or properties are bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to NESI and Merger Sub or their assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

         4.5 FINANCIAL STATEMENTS. NESI's report to the Securities and Exchange Commission on form 10-QSB for the period ending June 30, 2000 has attached to it
(a) an unaudited balance sheet of NESI as of June 30, 2000 and income statement and statement of cash flows for the 6-month period then ended, which are collectively referred to herein as the "NESI Financial Statements"). The NESI Financial Statements (a) are in accordance with the books and records of NESI,
(b) fairly present the financial condition of NESI at the dates therein indicated and the results of operations for the periods therein specified, and
(c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. NESI has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the NESI Financial Statements, except for those that may have been incurred after the date of the NESI Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

         4.6 COMPLIANCE WITH LAWS. NESI and Merger Sub have complied, or prior to the Closing Date will have complied, and are or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of NESI's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. NESI has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to NESI, would result in any Material Adverse Effect.

         4.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of NESI or Merger Sub is required in connection with the consummation of the transactions contemplated by this Agreement, except for such qualifications or filings under the Securities Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

         4.8 SHARES ISSUED IN MERGER. The NESI Common Stock to be issued to the stockholders of INTERLAN in the Merger, when issued by NESI pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, and will have been issued materially in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

         4.9 BOOKS AND RECORDS. The books, records and accounts of NESI and Merger Sub (a) are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of NESI and Merger Sub, as applicable, and (d) accurately and fairly reflect the basis for the NESI Financial Statements.

         4.10 CONTROL OF MERGER SUB. At all times prior to and as of the Effective Time, NESI will be in "control" of Merger Sub, as such term is defined in Section 368(c) of the Code.

         4.11 INTERLAN FUNDING COMMITMENT. NESI agrees to provide Interlan with $150,000 in capital funding ("funding commitment") for Interlan's future expansion. The Funding Commitment will be delivered to Interlan in six equal monthly installments of $25,000 per month, commencing on November 1, 2000.


5.       INTERLAN PRECLOSING COVENANTS

         During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, each of INTERLAN and the Principals covenants and agrees as follows:

         5.1 ADVICE OF CHANGES. INTERLAN will, and the Principals will cause INTERLAN to, promptly advise NESI in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of INTERLAN or the Principals contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any change in the business, results of operations or financial condition of INTERLAN that could reasonably be expected to have a Material Adverse Effect.

         5.2 CONDUCT OF BUSINESS. INTERLAN will, and the Principals will cause INTERLAN to, continue to conduct its business and use commercially reasonable efforts to maintain its business relationships in the ordinary and usual course and will not, and each of the Principals will cause INTERLAN not to, without the prior written consent of NESI (other than actions required by this Agreement, as required by law or in connection with the performance of agreements disclosed in the INTERLAN Schedule of Exceptions):

                  (a) borrow any money;

                  (b) enter into any transaction not in the ordinary course of business or which involves an expense or capital commitment by INTERLAN in excess of $10,000, or which obligates INTERLAN for a period exceeding six (6) months;

                  (c) encumber or permit to be encumbered any of its assets or grant liens therein;

                  (d) dispose of any portion of any of the assets of INTERLAN with a value exceeding $5,000 (other than in the ordinary course of business);

                  (e) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business;

                  (f) fail to maintain any of the equipment and other assets of INTERLAN in good working condition and repair according to the standards INTERLAN has maintained to the date of this Agreement, subject only to ordinary wear and tear;

                  (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant or agree to same or enter into any new employment, severance, "golden parachute" or consulting agreement with any such person;

                  (h) change accounting methods;

                  (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

                  (j) amend or terminate any contract, agreement or license to which INTERLAN is a party except those amended or terminated in the ordinary course of business consistent with past practice, and which are not material in amount or effect;

                  (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice;

                  (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

                  (m) waive or release any material right or claim except in the ordinary course of business consistent with past practice;

                  (n) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

                  (o) merge, consolidate or reorganize with, or acquire any entity;

                  (p) amend its Certificate of Incorporation or Bylaws;

                  (q) issue or sell any shares of its capital stock of any class;

                  (r) license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;

                  (s) agree to any audit assessment by any tax authority (unless the amount thereof is not material or has been adequately accrued or reserved on the INTERLAN Financial Statements) or file any federal or state income or franchise tax return unless (i) the amount payable with respect thereto is not material or has been adequately accrued or reserved on the INTERLAN Financial Statements or (ii) copies of such returns have been delivered to NESI for its review and approved by NESI prior to filing;

                  (t) change any insurance coverage or issue any certificates of insurance except as is routinely done in the ordinary course of business of INTERLAN;

                  (u) hire any employee or consultant;

                  (v) adopt or amend any employee benefit plan;

                  (w) enter into any contracts for the sale of advertising in an amount exceeding $10,000 or for longer than thirty (30) days; or

                  (x) agree to do any of the things described in the preceding clauses 5.2(a) through (w).

         5.3 REGULATORY APPROVALS. INTERLAN will, and the Principals will cause INTERLAN to, execute and file, or join in the execution and filing, of any application or other document that may be required to be filed by it in order to obtain the authorization, approval or consent of any governmental body (federal, state, local or foreign) which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. INTERLAN will, and the Principals will cause INTERLAN to, use its best efforts to obtain all such authorizations, approvals and consents.

         5.4 NECESSARY CONSENTS. INTERLAN will, and the Principals shall cause INTERLAN to, use commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.3 to allow the consummation of the transactions contemplated hereby and to allow NESI to carry on INTERLAN's business after the Closing.

         5.5 LITIGATION. INTERLAN and the Principals will notify NESI in writing promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against INTERLAN, or known by INTERLAN or the Principals to be threatened against INTERLAN.

         5.6 NO OTHER NEGOTIATIONS. From the date hereof until the earlier of the termination of this Agreement or consummation of the Merger, INTERLAN will not, and the Principals will not permit INTERLAN to, and will not authorize any officer or director of INTERLAN or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of INTERLAN's business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of INTERLAN, or any transaction in which INTERLAN contemplates issuing equity or debt securities. INTERLAN and the Principals will promptly notify NESI in writing of any third party inquiries or proposals.

         5.7 SATISFACTION OF CONDITIONS PRECEDENT. INTERLAN and each of the Principals will use its, his or her commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in
Section 9, and each such person will use its, his or her commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on their part in order to effect the transactions contemplated hereby. INTERLAN and the Principals will promptly notify NESI in writing of any failure or inability to comply fully with this Section.

6.       NESI PRECLOSING COVENANTS

         During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, NESI and Merger Sub covenant and agree as follows:

         6.1 REGULATORY APPROVALS. NESI and Merger Sub will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. NESI will use its best efforts to obtain all such authorizations, approvals and consents.

         6.2 SATISFACTION OF CONDITIONS PRECEDENT. Each of NESI and Merger Sub will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and each of NESI and Merger Sub will use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         6.3 BLUE SKY LAWS. NESI shall take such steps as may be necessary to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

7.       CLOSING MATTERS

         7.1 THE CLOSING. Subject to termination of this Agreement as provided in Section 10 below, the Closing will be facilitated at the offices of G. David Gordon & Associates, P.C., Tulsa, Oklahoma, on or before October 31, 2000, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as INTERLAN and NESI may mutually select (the "Closing Date"). Concurrently with the Closing, the Certificate of Merger will be filed in the office of the State Corporation Commission of the State of Virginia.

         7.2      EXCHANGE OF CERTIFICATES.

                  7.2.1 As of the Effective Time, all shares of INTERLAN Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from NESI the number of shares of NESI Common Stock, cash New Interest Bearing Promissory Note (collectively referred to "Purchase Price") determined as set forth in Section 2.1, subject to Section 2.2.

                  7.2.2 At the Effective Time, each holder of shares of INTERLAN Common Stock will surrender the certificate(s) for such shares (the "Certificates"), duly endorsed as requested by NESI or accompanied by stock powers in a form acceptable to NESI, to NESI for cancellation. At the Effective Time and upon receipt of such Certificates, NESI will deliver the Purchase Price to which such holder is entitled pursuant to Section 2.

                  7.2.3 All NESI Common Stock delivered upon the surrender of INTERLAN Common Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such INTERLAN Common Stock. There will be no further registration of transfers on the stock transfer books of INTERLAN or the transfer agent of such INTERLAN Common Stock. If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section.


8.       CONDITIONS TO OBLIGATIONS OF INTERLAN AND THE PRINCIPALS

         INTERLAN's and the Principals' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by INTERLAN and the Principals, but only in a writing signed by INTERLAN and the Principals):

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of NESI and Merger Sub set forth in Section 4 that are not made as of a specific date shall be true and accurate in all material respects on and as of the date of this Agreement.

         8.2 COVENANTS. Each of NESI and Merger Sub shall have performed and complied in all material respects with all of its covenants contained in Section 6 on or before the Closing, and INTERLAN shall receive a certificate to such effect signed by NESI's Chief Executive Officer.

         8.3 COMPLIANCE WITH LAW. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         8.4 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

         8.5 REQUISITE APPROVALS. The principal terms of this Agreement and the Certificate of Merger shall have been approved and adopted by NESI as holders of all of the issued and outstanding shares of the capital stock of Merger Sub.

         8.6 EMPLOYMENT AGREEMENT. NESI shall have executed and delivered an employment agreement with G. Anthony Munno in the form of Exhibit 8.6 (the "Employment Agreement").

         8.7 INTERLAN EMPLOYMENT CONTRACTS. NESI shall have given written approval to all employment contracts between Interlan and Martin Carter, Brian Ianniello, Lisa Poretsky, Mark Lacey, James Jacob and David Rothier.

         8.8 LINE OF CREDIT. In the event United Bank bank has not agreed to release the principals as guarantors on Interlan's Credit Line, then the Credit Line shall be paid off by NESI.

9.       CONDITIONS TO OBLIGATIONS OF NESI AND MERGER SUB

         The obligations of NESI and Merger Sub hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by NESI, but only in a writing signed by NESI):

         9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of INTERLAN and the Principals set forth in Section 3 that are not made as of a specific date shall be true and accurate in all material respects on and as of the date of this Agreement.

         9.2 COVENANTS. INTERLAN and the Principals shall have performed and complied in all material respects with all of its covenants contained in Section 5 on or before the Closing, and NESI shall receive certificates to such effect executed by the Chief Executive Officer and Chief Financial Officer of INTERLAN and by the Principals.

         9.3 COMPLIANCE WITH LAW. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

         9.4 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

         9.5 CONSENTS. INTERLAN shall have received duly executed copies of all material third party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or reasonably deemed necessary by NESI's counsel to provide for the continuation in full force and effect of any and all material contracts and leases of INTERLAN (including without limitation, the consents as to Material Contracts hereto and the Customer Agreements) and for INTERLAN and the Principals to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to NESI, except for such consents and approvals thereof as NESI and INTERLAN and the Principals shall have agreed shall not be obtained.

         9.6 NO LITIGATION. No litigation or proceeding shall be overtly threatened or pending to enjoin or prevent the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect.

         9.7 REQUISITE APPROVALS. The principal terms of this Agreement and the Certificate of Merger shall have been approved and adopted by the holders of all of the INTERLAN Common Stock outstanding, and by a majority of the Board of Directors of INTERLAN.

         9.8 INVESTMENT REPRESENTATION LETTER. NESI shall have received from all of the holders of INTERLAN Common Stock an executed Investment Representation Letter substantially in the form of Exhibit 9.8 hereto.

         9.9 ABSENCE OF MATERIAL ADVERSE CHANGES. There shall not have been any material adverse change in the financial conditions, properties, assets, liabilities, business, prospectus or results of operations of INTERLAN.

10.      TERMINATION OF AGREEMENT

         10.1 TERMINATION OF AGREEMENT. Either NESI or INTERLAN and the Principals may terminate this Agreement prior to the Effective Time (whether before or after stockholder approval has been obtained) solely as provided below:

                  10.1.1 NESI may terminate this Agreement by giving written notice to INTERLAN and the Principals in the event INTERLAN or the Principals is in breach, and INTERLAN and the Principals may terminate this Agreement by giving written notice to NESI in the event NESI is in breach, of any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within ten (10) days of delivery of written notice thereof;

                  10.1.2 NESI may terminate this Agreement by giving written notice to INTERLAN and the Principals if the Closing shall not have occurred on or before November 3, 2000 by reason of the failure of any condition precedent under Section 9 hereof (unless the failure results primarily for a breach by NESI of any representation, warranty or covenant contained in this Agreement); or

                  10.1.3 INTERLAN and the Principals may terminate this Agreement by giving written notice to NESI if the Closing shall not have occurred on or before November 3, 2000 by reason of the failure of any condition precedent under Section 8 hereof (unless the failure results primarily from a breach by INTERLAN or the Principals of any representation, warranty or covenant contained in this Agreement made by him or it).

         10.2 NO LIABILITY. Any termination of this Agreement pursuant to this
Section 10 will be without further obligation or liability upon any party in favor of the other party hereto, other than any liability of any party for breaches of this Agreement, which will survive termination of this Agreement. INTERLAN and the Principals on the one hand and NESI on the other will use commercially reasonable efforts to cause the Merger to be consummated.

11.      SURVIVAL OF REPRESENTATIONS

         11.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants of INTERLAN, the Principals, NESI and Merger Sub contained in this Agreement will survive the Effective Time and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of (a) the termination of this Agreement or
(b) three (3) years after the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period); provided, however, that representations, warranties and covenants involving intentional fraud or willful misconduct shall survive the Closing without the limitations of subsections (a) or (b) above. The period of such survival shall be referred to herein as the "Survival Period."

12.      MISCELLANEOUS

         12.1 GOVERNING LAW. The internal laws of the State of Virginia (irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

         12.2 ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS. No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

         12.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

         12.5 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         12.6 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the shareholders of INTERLAN but, after such approval, no amendment will be made which by applicable law requires the further approval of the shareholders of INTERLAN obtaining such further approval.

         12.7 NO WAIVER. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         12.8 EXPENSES. Each party will bear its respective expenses and fees of its own accountants, attorneys and other professionals incurred with respect to this Agreement and the transactions contemplated hereby.

         12.9 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

         12.10 NOTICES. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, or upon receipt if delivered by confirmed facsimile or by nationally recognized courier service, to the following addresses:


                  (i)      If to NESI:       G. David Gordon & Associates, P.C.
                                             7633 East 63rd Place, Suite 210
                                             Tulsa, Oklahoma 74133
                                             G. David Gordon, Esq.


                  (ii)     If to INTERLAN or the Principals:

                           Attention:        G. Anthony Munno
                                             131 Elden Street, Suite 140
                                             Herndon, Virginia  20170



or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.10.

         12.11 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

         12.12 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         12.13 ENTIRE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


"NESI"                                       "INTERLAN"

NETWORK SYSTEMS                              INTERLAN COMMUNICATIONS, INC.
INTERNATIONAL, INC.



By:_____________________________             By:________________________________
      Herbert Tabin, President                   G. Anthony Munno, President

"MERGER SUB"                                 "PRINCIPALS"


NESI ACQUISITION, CORP.


By:_____________________________             _______________________________
    Herbert Tabin, President                 G. Anthony Munno


                                             _______________________________
                                             Brian Ianniello


                                             _______________________________
                                             Martin Carter